Exhibit 10.5

FRONTIER BEVERAGE COMPANY, INC. EMPIRE FOOD BROKERS, INC. 1937 HARBOR AVE MEMPHIS, TN 38113	TRUST ONE BANK 1715 AARON BRENNER DR MEMPHIS, TN 38120	Loan Number 17602784 / 10 Date 06/23/2010 Maturity Date 12/08/2010 Loan Amount $ 150,000.00 Renewal Of 10010
BORROWER'S NAME AND ADDRESS	LENDER'S NAME AND ADDRESS	Fed. Tax ID 06-1678089

For value received. I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of  ONE HUNDRED FIFTY THOUSAND DOLLARS AND ZERO CENTS  Dollars:  $150,000.00.

☐	Single Advance: I will receive all of this principal sum on ____________. No additional advances are contemplated under this note.

☒
Multiple Advance.  The principal sum shown above is the maximum amount of principal I can borrow under this note.  On _________________ I will receive the amount of $__________________ and future principal advances are contemplated.

Conditions: The conditions for future advances are UPON REQUEST OF CUSTOMER AND APPROVAL OF LOAN OFFICER.

☒
Open-End Credit: You and I agree that I may borrow under this note, prepay this note in whole or in part, and borrow again under this note, so long as the aggregate unpaid principal amount owed under this note at any time does not exceed the amount of the principal sum set forth above.  My right to borrow is subject to all other conditions of this note and expires on December 08, 2010.

☐
Closed-End Credit: You and I agree that I may borrow in the aggregate an amount not to exceed the principal sum shown above. Amounts I repay under this note may not be reborrowed later. My right to borrow is subject to all other conditions end expires on _______________________.

INTEREST:  I agree to pay interest on the outstanding principal balance from June 23, 2010 at the rate of 6.000000% per year until the index rate changes.

☒ Variable Rate:  This rate may then change as stated below.
☒ Index rate:  The future rate will be 1.000 % ABOVE the following index rate:  Lender's Prime, which is the base rate used by Lender to act interest rates at which loans are made to various customers.  Loan may be made at, above or below said prime rate.
☐ No Index:  The future rate will not be subject to any internal or external index.  It will be entirely in your control.
☒ Frequency and Timing:  The rate on this note may change as often as DAILY.
A change in the interest rate will take effect WHEN THE INDEX RATE CHANGES.
☒ Limitations.  During the term of this loan, the applicable annual interest rate will not be more than _____________ % or less than 6.00%.  The rate may not change more than _____________% of each N/A.
Effect of Variable Rate:  A change in the interest rate will have the following effect on the payments:
☒ The amount of each scheduled payment will change.     ☐ The amount of the final payment will change.
ACCRUAL METHOD:  Interest will be calculated on a ACTUAL # OF DAYS/360 - DAY YEAR BASIS.
POST MATURITY RATE:  I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:
☐ on the same fixed or variable rate basis in effect before maturity (as indicated above).
☒ at a rate equal to 21.00.
☒ LATE CHARGE:  I agree to pay a late charge on the portion of any payment not made within 10 days after it is due equal to 5% of the unpaid amount with a minimum of $100.00.
☒ ADDITIONAL CHARGES:  In addition to interest, I agree to pay the following charges which ☐ are ☒  are not included in the principal amount above:  SEE DISBURSEMENT AUTHORIZATION.
PAYMENTS:  I agree to pay this note as follows:

☒ Interest:  I agree to pay accrued interest:  MONTHLY Beginning August 08, 2010.
☒ I agree to pay the principal December 08, 2010.

☐ Installments:  I agree to pay this note in _____ payments of principal and interest.  The first payment will be in the amount of $_________________ and will be due ____________________.  A payment of $___________ will be due _________________ thereafter.  The final payment of the entire unpaid balance of principal and interest will be due _________________.

☒ Unpaid Interest: Any accrued interest not paid when due (whether due by reason of a schedule of payments or due because of Lender's demand) will become part of the principal thereafter, and will bear interest at the interest rate in effect from time to time as provided for in this agreement.
PURPOSE:  The purpose of this loan is WORKING CAPITAL LOC.
ADDITIONAL TERMS:  N/A.

SECURITY AGREEMENT

SECURITY INTEREST:  I grant you a security interest in all of the Property described below that I own or have sufficient rights in which to transfer an interest, now or in the future,whatever the Property is or will be located, and all proceeds and products of the Property.  "Property" includes all parts, accessories, repairs, replacements, improvements, and accessions to the property; any original evidence of title or ownership or the right to receive, hold or dispose of the Property, and all obligations that support the payment or performance of the Property. "Proceeds" includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising from the Property; and any collections and distributions on account of the Property.

☒	Inventory: All inventory, whether now owned or hereafter acquired by debtor, including all goods, other than farm products, which now or hereafter:
(a) are leased by debtor as lessor;
(b) are held by debtor for sale or lease or to be furnished under a contract of service;
(c) are furnished by debtor under a contract of service; or
(d) consist of raw materials, work in process, or materials used or consumed in debtor's business.

☒
Equipment:  All equipment, whether now owned or hereafter acquired by debtor, including all goods now or hereafter owned by debtor other than inventory, farm products, and consumer goods, and including all machinery, motor vehicles, furniture, trade or business fixtures, manufacturing equipment, mobile equipment, farm machinery and equipment, shop equipment, office equipment, record-keeping equipment, parts and tools, computer and printing equipment, and all goods which are, or are to become, fixtures.  All equipment described in any list or schedule which debtor gives to Secured Party is also included in the Property, but delivery of such a list is not necessary for the attachment of Secured Party's security interest in debtor's equipment as described above, and Secured Party's security interest is not limited to the Property described in any such list or schedule.

☐
Farm Products:  All farm products, whether now owned or hereafter acquired by debtor, including all goods, other than standing timber with respect to which debtor is engaged in raising, cultivating, propagating, fattening, grazing or other farming, livestock, or agricultural operation and which are:

(a) crops grown, growing, or to be grown, including:
(ii) crops produced on trees, vines, and/or bushes; and
(ii) aquatic goods produced in aquacultural operations;
(b) livestock born or unborn, including aquatic goods produced in aquacultural operations;
(c) feed, seed, fertilizer, medicines, or other supplies used or produced in debtor's farming operation; or
(d) products of crops or livestock in their unmanufactured states.

☒
Accounts. All accounts of debtor, whether now owned or existing or hereafter acquired or arising, including all rights of debtor to payment of a monetary obligation, whether or not earned by performance, and whether originally owned to debtor or acquired by debtor after the obligation came into existence:

(a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of:
(b) for services rendered or to be rendered;
(c) for a policy of insurance issued or to be issued;
(d) for a secondary obligation incurred or to be incurred;
(e) for energy provided or to be provided;
(f) for the use or hire of a vessel under a charter or other contract;
(g) arising out of the use of a credit or charge card or information contained on or for use with the card;
(h) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State; and
(i) arising out of an interest in or claim under a policy or policies of insurance for healthcare goods or services provided.

☐
Instruments (including Promissory Notes), Documents, Chattal Paper (including Electronic Chattel Paper), Letter-of-Credit, Rights, and Other Rights to Payment:  As of debtor's right, title and interest, whether now owned or existing or hereafter arising or acquired, in and to all instruments, documents, chattel paper, letter-of-credit rights, and other rights to payment, including:

(a) all negotiable instruments, including promissory notes and any other writings that evidence a right to payment of a monetary obligation and are not themselves a security agreement or lease, and that are of a type that in ordinary course of business are transferred by delivery with any necessary endorsement or assignment, but not including investment property, letters of credit, or writings that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card;
(b) all documents of title and all receipts of the type described in Section 7-201(2) of the Uniform Commercial Code;
(c) all chattel paper, including any record or records that evidence both a monetary obligation and a security interest in specific goods, a security interest in specific goods and software used in the goods, a security interest in specific goods and license of software used in the goods, a lease of specific goods, or a lease of specific goods and license of software used in the goods (but not including charters or other contracts involving the use or hire of a vessel or records that evidence a right to payment arising out of the use of a credit or charge card or information contained on or for use with the card), and including all chattel paper evidenced by a record or records consisting of information stored in an electronic medium; and
(d) all letters of credit and letter-of-credit rights, including all rights of debtor to payment or performance under a letter-of-credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

☐
General Intangibles:  As general intangibles, whether now owned or hereafter acquired by debtor, including any personal property, things in action, payment intangibles, tax refunds, applications for patents, patents, copyrights, trademarks, trade names, trade secrets, service marks, goodwill, customer lists, permits and franchises, licenses, software, the right to use debtor's name and likeness, and all property and rights described under the heading "Government Payments and Programs" below (which description is incorporated herein by this reference), but not including accounts, chattel paper, commercial tort claims, deposit accounts, documents, goods, instruments, investment property, letter-of-credit rights, letters of credit, money, or oil, gas, or other minerals before extraction (as those terms are defined or used in Article 9 of the Uniform Commercial Code).

☐
Deposit Accounts:  All deposit accounts, whether now owned or hereafter acquired by debtor, including all demand, time, savings, passbook, or similar accounts maintained with a bank or other financial institution, but not including investment property or accounts evidenced by an instrument.

☐
Investment Property:  All of debtor's investment property, whether now owned or hereafter acquired, including all securities, whether certificated or uncertificated, securities entitlements, securities accounts, commodity contracts, and commodity accounts.

☐
Commercial Tort Claims:  All rights of debtor now existing or hereafter arising in that certain tort claim more particularly described as follows (provide description of tort claim):  ____________________________________.

☐
Government Payments and Programs:  All payments, accounts, general intangibles, or other benefits (including, but not limited to, payments in kind, deficiency payments, letters of entitlement, warehouse receipts, storage payments, emergency assistance payments, diversion payments, and conservation reserve payments) in which debtor now has and in the future may have any rights or interest and which arise under or as a result of any pre-existing, current or future federal or State governmental program (including, but not limited to, all programs administered by the Commodity Credit Corporation and ASCS).

☒
Specific Property:  All of debtor's rights, title and interest, whether now owned or hereafter acquired, in the following property (all without limiting the generality of the applicable descriptions set forth above):  BLANKET UCC-3 FILING ON ACCOUNTS RECEIVABLE, INVENTORY & EQUIPMENT OF FRONTIER BEVERAGE COMPANY, INC.

☐
Standing Timber:  All of debtor's right, title and interest, whether now owned or hereafter acquired, in standing timber located on the real property described below, and all cutting rights with respect thereto.

☐
As-Extracted Collateral:  All of debtor's right, title and interest, whether now owned or hereafter acquired, in all oil, gas, and other minerals extracted from the real property described below, and all accounts arising out of the sale at the wellhead, minehead, or mine of oil, gas, or other minerals from such real property.

☐
Where the Property includes goods that are or are to become fixures, or standing timber, or as-extracted collateral:  The legal description of the real property on which such Property is or will be located is (provide legal description or other sufficient description of real property):  ___________________________________
The record owner of the real property (if other than debtor) is (provide name of record owner of real property, other than debtor).

SECURITY AGREEMENT (CONT.)

If this agreement covers timber to be cut, minerals (including oil and gas), fixtures or crops growing or to be grown, enter real estate description and record owner information:  ____________________________________________________________
This property will be used for a  ☐  personal   ☒  business  ☐   agricultural     _____________ purposes.  Borrower/Owner State of organization/registration (if applicable).  TENNESSEE.

ADDITIONAL TERMS OF THE SECURITY AGREEMENT

GENERALLY.  This agreement secures this note and any other debt I have with you, now or later.  However, it will not secure other debts if you fail with respect to such other debts, to make any required disclosure about this security agreement or if you fail to give any required notice of the right of rescission. If property described in this agreement is located in another state, this agreement may also, in some circumstances, be governed by the law of the state in which the Property is located.

NAME AND LOCATION.  My name indicated on page 1 is my exact legal name.  If I am an individual, my address is my principal residence.  If  I am not an individual, my address is the location of my chief executive offices, or sole place of business.  If I am an entity organized and registered under state law, my address is located in the state in which I am registered, unless otherwise indicated on page 2.  I will provide verification of registration and location upon your request.  I will provide you with at least 30 days notice prior to any change in my name, address, or state of organization or registration.

OWNERSHIP AND DUTIES TOWARD PROPERTY - I represent that I own all of the Property, or to the extent this is a purchase money security interest I will acquire ownership of the Property with the proceeds of the loan. I will defend it against any other claim.  Your claim to the Property is ahead of the claims of any other creditor.  I agree to do whatever you require to protect your security interest and to keep your claim in the Property ahead of the claims of other creditors.  I will not do anything to harm your position.  I will not use the Property for a purpose that will violate any laws or subject the Property to forfeiture or seizure.

I will keep books, records and accounts about the Property and my business in general. I will let you examine these records at any reasonable time.  I will prepare any report or accounting you request, which deals with the Property.

I will keep the Property in my possession and will keep it in good repair and use it only for the purpose(s) described on page 1 of this agreement.  I will not change this specified use without your express written permission.  I represent that I am the original owner of the Property and, if I am not, that I havel provided you with a list of prior owners of the Property.

I will pay all taxes and charges on the Property as they become due.  You have the right of reasonable access in order to inspect the Property.  I will immediately inform you of any loss or damage to the Property.

If I fail to perform any of my duties under this security agreement, or any mortgage, deed of trust, lien or other security interest, you may without notice to me perform the duties or cause them to be performed.  Your right to perform for me shall not create an obligation to perform and your failure to perform will not preclude you from exercising any of our other rights under the law or this security agreement.

PURCHASE MONEY SECURITY INTEREST - For the sole purpose of determining the extent of a purchase money security interest arising under this security agreement: (a) payments on any nonpurchase money loan also secured by this agreement will not be deemed to apply to the Purchase Money Loan, and (b) payments on the Purchase Money Loan will be deemed to apply first to the nonpurchase money portion of the loan, if any, and then to the purchase money obligations in the order in which the items of collateral were acquired or if acquired at the same time, in the order selected by you.  No security interest will be terminated by application of this formula.  "Purchase Money Loan" means any loan the proceeds of which, in whole or in part, are used to acquire any collateral securing the loan and all extensions, renewals, consolidations and refinancing of such loan.

PAYMENTS BY LENDER:  You are authorized to pay, on my behalf, charges I am or may become obligated to pay to preserve or protect the secured property (such as property insurance premiums).  You may treat those payments as advances and add them to the unpaid principal under note secured by this agreement or you may demand immediate payment of the amount advanced.

INSURANCE - I agree to buy insurance on the Property against the risks and for the amounts you require and to furnish you continuing proof of coverage.  I will have the insurance company name you as loss payee on any such policy.  You may require added security if you agree that insurance proceeds may be used to repair or replace the Property.  I will buy insurance from a firm licensed to do business in the state where the property is located.  The firm will be reasonably acceptable to you.  The insurance will remain in force until the Property is released from this agreement.  If I fail to buy or maintain the insurance (or fail to name you as loss payee) you may purchase it yourself.

WARRANTIES AND REPRESENTATIONS.  If this agreement includes accounts, I will not settle any account for less than its full value without your written permission.  I will collect all accounts until you tell me otherwise.  I will keep the proceeds from all the accounts and any goods which are returned to me or which I take back in trust for you.  I will not mix them with any other property of mine.  I will deliver them to you at your request. If you ask me to pay you the full price on any returned items or items retaken by myself, I will do so.  You may exercise my rights with respect to obligations of any account debtors, or other persons obligated on the Property, to pay or perform, and you may enforce any security interest that secures such obligations.

If this agreement covers inventory, I will not dispose of it except in my ordinary course of business at the fair market value for the Property, or at a minimum price established between you and me.

If this agreement covers farm products I will provide you, at your request, a written list of the buyers, commission merchants or selling agents to or through whom I may sell my farm products.  In addition to those parties named on this written list, I authorize you to notify at your sole discretion any additional paries regarding your security interest in my farm products.  I remain subject to all applicable penalties for selling my farm products in violation of my agreement with you and the Food Security Act.  In this paragraph the terms farm products, buyers, commission merchants and selling agents have the meanings given to them in the Federal Food Security Act of 1985.

If this agreement covers chattel paper or instruments, either as original collateral or proceeds of the Property, I will note your interest on the face of the chattel paper or instruments.

REMEDIES - I will be in default on this security agreement if I am in default on any note this agreement secures or if I fail to keep any promise contained in the terms of this agreement.  If I default, you have all of the rights and remedies provided in the note and under the Uniform Commercial Code.  You may require me to make the secured property available to you at a place which is reasonably convenient.  You may take possession of the secured property and sell it as provided by law.  The proceeds will be applied first to your expenses and then to the debt.  I agree that 10 days written notice sent to my last known address by first class mail will be reasonable notice under the Uniform Commercial Code.  My current address is on page 1.

You may demand immediate payment of the debt(s) if the debtor is not a natural person and without your prior written consent: (1) a beneficial interest in the debtor is sold or transferred, or (2) there is a change in either the identiy or number of members of a partnership, or (3) there is a change in ownership of more than 25 percent of the voting stock of a corporation.

FILING AND PERFECTION OF SECURITY INTEREST - I authorize you to file a financing statement covering the Property.  I will comply with, facilitate, and otherwise assist you in connection with obtaining possession of or control over the Property for purposes of perfecting your security interest under the Uniform Commercial Code.

A carbon, photographic or other reproduction of this security agreement or the financing statement covering the Property described in this agreement may be used as a financing statement where allowed by law.  Where permitted by law, you may file a financing statement which does not contain my signature, covering the Property secured by this agreement.

ADDITIONAL TERMS OF THE NOTE

DEFINITIONS - As used on pages 1 and 2, "☒" means the terms that apply to this loan "I," me" or "my" means each Borrower who signs this note and each other person or legal entity (including guarantors, endorsers, and sureties) who agrees to pay this note (together referred to as "us").  "You," "your" or "Secured Party" means the Lender and its successors and assigns.  All references to "this note" or "this agreement" or "this loan" shall mean this Univerasal Note and Security Agreement.

APPLICABLE LAW - This note will be governed by the laws of the United States, and to the extent not inconsistent therewith, the laws of the State of Tennessee.  Any term of this agreement which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such variation.  If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement.  No modification of this agreement may be made without your express written consent.  Time is of the essence in this agreement.

COMMISSIONS OR OTHER REMUNERATION - I understand and agree that any insurance premiums paid to insurance companies as part of this note will involve money retained by you or paid back to you as commissions or other remuneration.  In addition, I understand and agree that some other payments to third parties as part of this note may also involve money retained by you or paid back to you as commissions or other remuneration.

PAYMENTS - Each payment I make on this note will first reduce the amount I owe you for charges which are neither interest nor principal.  The remainder of each payment will then reduce accrued unpaid interest, and then unpaid principal.  If you and I agree to a different application of payments, we will describe our agreement on this note.  I may prepay a part of, or the entire balance of this loan without penalty, unless we specify to the contrary on this note. Any partial prepayment will not excuse or reduce any later schedule payment until this note is paid in full (unless, when I make the prepayment, you and I agree in writing to the contrary).

INTEREST - Interest accrues on the principal remaining unpaid from time to time, until paid in full.  If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance.  The interest rate in effect on this note at any given time will apply to the entire principal advanced at that time.  You and I may provide in this agreement for accrued interest not paid when due to be added to principal.  Notwithstanding anything to the contrary, I do not agree to pay and you do not intend to charge any rate of interest that is higher than the maximum rate of interest you could charge under applicable law for the extension of credit that is agreed to in this note (either before or after maturity).  If any notice of interest accrual is sent and is in error, we mutually agree to correct it, and if you actually collect more interest than allowed by law and this agreement, you agree to refund it to me.

INDEX RATE - The index will serve only as a device for setting the interest rate on this note.  You do not guarantee by selecting this index, or the margin, that the interest rate on this note will be the same rate you charge on any other loans or class of loans you make to me or other borrowers, or that it is the lowest rate charged on any type of loan by you.

ACCRUAL METHOD - The amount of interest that I will pay on this loan will be calculated using the interest rate and accrual method stated on page 1 of this note.  For the purpose of interest calculation, the accrual method will determine the number of days in a "year".  If no accrual method is stated, then you may use any reasonable accrual method for calculating interest.

POST MATURITY RATE - For purposes of deciding when the "Post Maturity Rate" (shown on page 1) applies, the term "maturity" means the date of the last scheduled payment indicated on page 1 of this note or the date you accelerate payment on the note, whichever is earlier.  Nothing contained herein shall be construed as a commitment to extend or renew or as an acquiescence to any failure to make any payment when due.

ADDITIONAL TERMS OF THE NOTE (CONT.)

SINGLE ADVANCE LOANS - If this is a SingleXadvance loan, you and I expect that you will make only one advance of principal.  However, you may add other amounts to the principal if you make any payments described in the "PAYMENTS BY LENDER" paragraph, or if we have agreed that accrued interest not paid when due may be added to principal.

MULTIPLE ADVANCE LOANS - If  this is a multiple advance loan, you and I expect that you will make more than one advance or principal.  If this is closed and credit, repaying a part of this principal will not entitle me to additional credit.

SET-OFF - I agree that you may set-off any amount due and payable under this note against any right I have to receive money from you.
"Right to receive money from you" means:
(1) any deposit account balance I have with you;
(2) any money owed to me on an item presented to you or in your possession for collection or exchange; and
(3) any repurchase agreement or other non deposit obligation.
"Any amount due and payable under this note" means the total amount of which you are entitled to demand payment, under the terms of this note at the time you set-off.  This total includes any balance the due date for which you properly accelerate under this note.
If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement.  Your right of set-off does not apply to an account or other obligation where my rights are only as a representative. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.
You will not be liable for the dishonor of any check when the dishonor occurs because you set-off this debt against any of my accounts.  I agree to hold you harmless from any such claims arising as a result of your exercise of your right to set-off.

DEFAULT - I will be in default if any one or more of the following occur:  (1)  I fail to make a payment under this note on time or in the amount due; (2) I fail to keep the Property Insured, if required; (3) I fail to pay, or keep any promise, on any debt or agreement I have with you; (4) any other creditor of mine attempts to collect any debt I owe him through court proceedings; (5) I die, am declared incompetent; make an assignment for the benefit of creditors, or become insolvent (either because my liabilities exceed my assets or I am unable to pay my debts as they become due);(6) I make any written statement or provide any financial information that is untrue or inaccurate at the time it was provided; (7) I do or fail to do something which causes you to believe you will have difficulty collecting the amount I owe you; (8) any collateral securing this note is used in a manner or for a purpose which threatens confiscation by a legal authority; (9) I change my name or assume an additional name without first notifying you before making such a change; (10) I fail to plant, cultivate and harvest crops indue season if I am a producer of crops (11) any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained in 7 C.F.R. Part 1940, Subpart G, Exhibit M..

REMEDIES - If I am in default under the terms of this note you have, but are not limited to, the following remedies:
(1) You may demand immediate payment of all I owe you under this note (principal, accrued unpaid interest and other accrued unpaid charges).
(2) You may set-off this debt against any right I have to the payment of money from you, subject to the terms of the "SET-OFF" paragraph herein.
(3) You may demand security, additional security, or additional parties to be obligated to pay this note as a condition for not using any other remedy.
(4) You may refuse to make advances to me or allow purchases on credit by me.
(5) You may use any remedy you have under state or federal law.
(6)  You may make use of any remedy given to you in any agreement securing this note.
By selecting any one or more of these remedies you do not give up your right to use later any other remedy.  By waiving your right to declare an event to be a default, you do not waive your right to consider later the event a default if it continues or happens again.

COLLECTION COSTS AND ATTORNEY'S FEES - I agree to pay all costs of collection, replevin or any other or similar type of cost if I am in default.  In addition, if you hire an attorney to collect this note, I also agree to pay any fee you incur with such attorney plus court costs (except where prohibited by law).  To the extent permitted by the United States Bankruptcy Code, I also agree to pay the reasonable attorney's fees and costs you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankrupty Code.

WAIVER - I give up my rights to require you to do certain things. I will not require you to:
(1) demand payment of amounts due (presentment);
(2) obtain official certification of nonpayment (protest); or
(3) give notice that amounts due have not been paid (notice of dishonor).

I waive any defenses I have based on suretyship or impairment of collateral.  To the extent permitted by law, I also waive all personal property exemptions in the property securing this loan.

OBLIGATIONS INDEPENDENT - I understand that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or a separate guarantee or endorsement).  You may sue me alone, or anyone else who is obligated on this note, or any number of us together, to collect this note.  You may do so without any notice that it has not been paid (notice of dishonor).  You may without notice release any party to this agreement without releasing any other party.  If you give up any of your rights, with or without notice, it will not affect my duty to pay this note.  Any extension of new credit to any of us, or renewal of this note by all or less than all of us will not release me from my duty to pay it. (Of course, you are entitled to only one payment in full.)  I agree that you may at your option extend this note or the debt represented by this note, or any portion of the note or debt, from time to time without limit or notice and for any term without affecting my liability for payment of this note.  I will not assign my obligation under this agreement without your prior written approval.

CREDIT INFORMATION - I agree and authorize you to obtain credit information about me from time to time (for example, by requesting a credit report) and to report to others your credit experience with me (such as a credit reporting agency).  I agree to provide you, upon request, any financial statement or information you may deem necessary.  I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete.

NOTICE - Unless otherwise required by law, any notice to me shall be given by delivering it or mailing it by first class mail addressed to me at my last known address.  My current address is on page 1.  I agree to inform you in writing of any change in my address.  I will give any notice to you by mailing it first class to your address stated on page 1 of this agreement, or to any other address that you have designated.

RECORD RETENTION - I acknowledge and agree that you may from time to time retain information about me and documents I sign, including, but not limited to, this note and documents related to this loan (collectively, the "documents") electronically (such as in optical, digital or other electronic storage and retrieval system) and destroy the original documents.  You and I agree and intend that any copy of any document produced by us from the electronic media shall have the legal force and effect as the original documents for all purposes and in all circumstances, including, but not limited to, collection, admissibility, authentication, or any other legal purpose.

SIGNATURES:  I AGREE TO THE TERMS OF THIS AGREEMENT (INCLUDING THOSE ON PAGES 1, 2 AND 3).  I have received a copy on today's date.

Signature for Borrower(s): FRONTIER BEVERAGE COMPANY, INC. BY: /s/ Terry Harris TERRY HARRIS, PRESIDENT	Signature for Borrower(s); EMPIRE FOOD BROKERS, INC. BY: /s/ David Harris DAVID HARRIS VICE PRESIDENT

Signed /s/ Ron Schneiter for Lender
Officer Name Ron Schneiter

FRONTIER BEVERAGE COMPANY, INC. EMPIRE FOOD BROKERS, INC. 1937 HARBOR AVE MEMPHIS, TN 38113 BORROWER'S NAME AND ADDRESS	TRUST ONE BANK 1715 AARON BRENNER DR MEMPHIS, TN 38120 LENDER'S NAME AND ADDRESS	Line of Credit No. 17602784/10 Date June 23, 2010 Max 2010 Credit Amt. 150,000.00 Loan Ref. No.

You have extended to me a line of credit in the amount of **ONE HUNDRED FIFTY THOUSAND DOLLARS AND ZERO CENTS** $150,000.00
You will make loans to me from time to time until 5:00 p.m. on December 08, 2010.  Although the line of credit expires on that date, I will remain obligated to perform all my duties under this agreement so long as I owe you any money advanced according to the terms of this agreement, as evidenced by any note or notes I have signed promising to repay these amounts.

This line of credit is an agreement between you and me.  It is not intended that any third party receive any benefit from this agreement, whether by direct payment, refinance for future payment or in any other manner.  Chis agreement is not a letter of credit.

1.  AMOUNT:  This line of credit is:

☒	OBLIGATORY: You may not refuse to make a loan to me under this line of credit unless one of the following occurs:
a.  I have borrowed the maximum amount available to me;
b. This line of credit has expired:
c.  I have defaulted on the note (or notes) which show my indebtendess under this line of credit;
d. I have violated any terms of this line of credit or any note or other agreement entered into in connection with this line of credit;
e.  _____________________________________________.
☐	DISCRETIONARY; You may refuse to make a loan to me under this line of credit once the aggregate outstanding advances equal or exceed $______________.

Subject to the obligatory or discretionary limitations above, this line of credit is:
☒ OPEN-END (Business or Agricultural only):  I may borrow up to the maximum amount or principal more than one time.
☐ CLOSED-END:  I may borrow up to the maximum only one time.

2. PROMISSORY NOTE: I will repay any advances made according to this line of credit agreement as set out in the promissory note, I signed on June 23, 2010, or any note(s) I sign at a later time which represent advances under this agreement.  The note(s) set(s) out the terms relating to maturity, interest rate, repayment and advances. If indicated on the promissory note, the advances will be made as follows:  UPON REQUEST OF CUSTOMER AND APPROVAL OF LOAN OFFICER.

3.  RELATED DOCUMENTS:  I have signed the following documents in connection with this line of credit and note(s) entered into in accordance with this line of credit:

/x/ Security Agreement - 06-23-2010
/ / mortgage dated
/ / guaranty dated

4.  REMEDIES:  If I am in default on the note(s) you may:
a.  Take any action as provided in the related documents;
b.  without notice to me, terminate this line of credit.
By selecting any of these remedies you do not give up your right to later use any other remedy.  By deciding not to use any remedy should I default, you do not waive your right to later consider the event a default if it happens again.

5.  COSTS AND FEES:  If you hire an attorney to enforce this agreement I will pay your reasonable attorney's fees, where permitted by law.  I will also pay your court costs and costs of collection where permitted by law.

6.  COVENANTS:  For as long as this line of credit is in effect or I owe you money for advances made in accordance with the line of credit, I will do the following:
a.  maintain books and records of my operations relating to the need for this line of credit;
b.  permit you or any of your representatives to inspect and/or copy these records;
c. provide to you any documentation requested by you which support the reason for making any advance under this line of credit;
d.  permit you to make any advance payable to the seller (or seller and me) of any items being purchased with that advance;
e.  _________________________________

7.  NOTICES:  All notices or other correspondence with me should be sent to my address states above.  The notice or correspondence shall be effective when deposited in the mail, first class, or delivered to me in person.

8.  MISCELLANEOUS:  This line of credit may not be changed except by a written agreement signed by you and me.  The law of the state in which you are located will govern this agreement.  Any term of this agreement which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a vanation.

FOR THE LENDER /S/ Ron Schneiter Ron Schneiter Title Vice President
SIGNATURES:  I AGREE TO THE TERMS OF THIS LINE OF CREDIT.  I HAVE RECEIVED A COPY ON TODAY'S DATE.

FRONTIER BEVERAGE COMPANY, INC.
By:  /s/ Terry Harris
TERRY HARRIS PRESIDENT

By:

EMPIRE FOOD BROKERS, INC.
By:  /s/ David Harris
DAVIED HARRIS VICE PRESIDENT